Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
September 30, 2020

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2019.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Geographic Diversification
As of September 30, 2020
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,604,510	13%
New York	2	1,468,388	12%
Georgia	3	1,121,579	9%
Pennsylvania	3	999,416	8%
Texas	2	823,557	7%
Michigan	2	671,557	6%
Delaware	1	557,353	5%
Alabama	1	554,587	5%
New Jersey	1	489,718	4%
Tennessee	1	447,810	4%
North Carolina	2	422,895	4%
Ohio	1	411,896	3%
Arizona	1	410,751	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,717	3%
Louisiana	1	321,066	3%
Connecticut	1	311,487	3%
New Hampshire	1	250,107	2%
Total	31	11,872,976	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,676	50.00%
Ottawa, ON	1	357,218	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,895	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	7	2,212,300

Grand Total	38	14,085,276

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 09/30/20	% Occupied 09/30/20	% Occupied 06/30/20	% Occupied 09/30/19
Deer Park, NY	739,110	93%	98%	98%
Riverhead, NY	729,278	92%	93%	97%
Rehoboth Beach, DE	557,353	93%	94%	98%
Foley, AL	554,587	89%	89%	90%
Atlantic City, NJ	489,718	79%	79%	80%
San Marcos, TX	471,816	93%	96%	94%
Sevierville, TN	447,810	99%	100%	99%
Savannah, GA	429,089	99%	95%	96%
Myrtle Beach Hwy 501, SC	426,523	98%	96%	98%
Jeffersonville, OH	411,896	80%	83%	92%
Glendale, AZ (Westgate)	410,751	92%	97%	99%
Myrtle Beach Hwy 17, SC	403,425	99%	99%	100%
Charleston, SC	386,328	93%	96%	99%
Lancaster, PA	375,857	97%	91%	88%
Pittsburgh, PA	373,863	92%	94%	97%
Commerce, GA	371,408	94%	98%	97%
Grand Rapids, MI	357,119	89%	90%	96%
Fort Worth, TX	351,741	99%	98%	99%
Daytona Beach, FL	351,721	97%	98%	99%
Branson, MO	329,861	100%	99%	100%
Southaven, MS	324,717	97%	98%	98%
Locust Grove, GA	321,082	98%	95%	97%
Gonzales, LA	321,066	97%	95%	95%
Mebane, NC	318,886	97%	100%	100%
Howell, MI	314,438	80%	84%	93%
Mashantucket, CT (Foxwoods)	311,487	88%	91%	95%
Tilton, NH	250,107	87%	89%	97%
Hershey, PA	249,696	100%	99%	100%
Hilton Head II, SC	206,564	89%	98%	92%
Hilton Head I, SC	181,670	93%	97%	100%
Blowing Rock, NC	104,009	89%	84%	88%
Terrell, TX	N/A	N/A	87%	97%
Total	11,872,976	93%	94%	96%

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Unconsolidated joint venture properties

Location	Total GLA 09/30/20	% Occupied 09/30/20	% Occupied 06/30/20	% Occupied 09/30/19
Charlotte, NC	398,676	98%	96%	99%
Ottawa, ON	357,218	96%	96%	97%
Columbus, OH	355,245	97%	96%	97%
Texas City, TX (Galveston/Houston)	352,705	91%	92%	96%
National Harbor, MD	341,156	99%	97%	97%
Cookstown, ON	307,895	92%	99%	98%
Saint-Sauveur, QC	99,405	87%	88%	96%
Total	2,212,300	95%	95%	97%

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
93%
94%
94%
97%
96%
96%
95%
97%
96%
09/20
06/20
03/20
12/19
9/19
6/19
03/19
12/18
09/18
Period Ending

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Outlet Center Ranking as of September 30, 2020 (1)

Ranking (2)				Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5				94%	2,884	24%	34%
Centers 6 - 10				98%	1,749	15%	18%
Centers 11 - 15				89%	1,665	14%	13%
Centers 16 - 20				97%	1,800	15%	14%
Centers 21 - 25				89%	2,024	17%	13%
Centers 26 - 31				90%	1,751	15%	8%

Ranking (2)				Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5				94%	2,884	24%	34%
Centers 1 - 10				95%	4,633	39%	52%
Centers 1 - 15				94%	6,298	53%	65%
Centers 1 - 20				94%	8,098	68%	79%
Centers 1 - 25				93%	10,122	85%	92%
Centers 1 - 31				93%	11,873	100%	100%

Unconsolidated centers (4)				96%	1,448	n/a	n/a
Domestic centers (5)				93%	13,321	n/a	n/a

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended September 30, 2020, and sales per square foot include stores that have been occupied for a minimum of 12 months and are less than 20,000 square feet. Due to the portfolio-wide store closures experienced during the second quarter of 2020 as a result of COVID-19 mandates, sales per square foot is not separately presented herein.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Locust Grove, GA	Mebane, NC	Myrtle Beach Hwy 17, SC
	Centers 11 - 15:	Atlantic City, NJ	Charleston, SC	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC
	Centers 16 - 20:	Fort Worth, TX	Gonzales, LA	Pittsburgh, PA	Savannah, GA	Southaven, MS
	Centers 21 - 25:	Commerce, GA	Foley, AL	Howell, MI	Mashantucket, CT (Foxwoods)	San Marcos, TX
	Centers 26 - 31:	Blowing Rock, NC	Daytona Beach, FL	Hilton Head II, SC	Jeffersonville, OH	Myrtle Beach Hwy 501, SC	Tilton, NH

(3)	Based on the Company’s forecast of 2020 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of September 30, 2020 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2020.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of September 30, 2020 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
The Gap, Inc.	Gap, Banana Republic, Janie & Jack, Old Navy	94	926,819	7.8%	6.3%	19
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	61	384,621	3.2%	4.4%	14
Ascena Retail Group, Inc.	LOFT, Ann Taylor, Justice, Lane Bryant	65	388,277	3.3%	3.6%	8
Under Armour, Inc.	Under Armour, Under Armour Kids	30	233,877	2.0%	2.9%	6
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	40	276,204	2.3%	2.9%	7
Nike, Inc.	Nike, Converse, Hurley	35	404,195	3.4%	2.8%	9
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	48	226,624	1.9%	2.8%	11
Carter’s, Inc.	Carters, OshKosh B Gosh	48	211,701	1.8%	2.4%	10
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	37	178,607	1.5%	2.1%	2
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	28	138,454	1.2%	2.1%	5
Columbia Sportswear Company	Columbia Sportswear	20	154,145	1.3%	2.1%	6
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	49	110,986	0.9%	2.0%	8
Adidas AG	Adidas, Reebok	29	180,155	1.5%	2.0%	9
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	40	116,231	1.0%	1.9%	5
Skechers USA, Inc.	Skechers	28	143,167	1.2%	1.7%	6
V. F. Corporation	The North Face, Vans, Timberland, Dickies	26	138,846	1.2%	1.7%	2
Express Inc.	Express Factory	24	168,000	1.4%	1.7%	4
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Club Monaco	32	352,836	3.0%	1.6%	6
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	31	160,018	1.3%	1.6%	10
Levi Strauss & Co.	Levi's	28	116,486	1.0%	1.6%	5
Rack Room Shoes, Inc.	Rack Room Shoes	22	129,699	1.1%	1.6%	2
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	51	74,228	0.6%	1.5%	10
L Brands, Inc.	Bath & Body Works, Victoria's Secret, Pink by Victoria's Secret	29	112,662	0.9%	1.5%	7
Authentic Brands Group	Aeropostale, Forever 21, Nautica	31	213,963	1.8%	1.5%	4
G-III Apparel Group, Ltd.	Bass, Wilsons Leather, DKNY, Karl Lagerfeld Paris	33	152,850	1.4%	1.4%	4
Total of Top 25 tenants		959	5,693,651	48.0%	57.7%	179
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases.
(2)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Lease Expirations as of September 30, 2020

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 5.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Capital Expenditures (in thousands)

	Nine months ended
	September 30,
	2020	2019
Value-enhancing:
New center developments and expansions	$1,967	$6,913
Other	673	1,377
	2,640	8,290
Recurring capital expenditures:
Second generation tenant allowances	8,549	15,171
Operational capital expenditures	6,764	13,758
Renovations	5,217	919
	20,530	29,848
Total additions to rental property-accrual basis	23,170	38,138
Conversion from accrual to cash basis	(98)	(2,930)
Total additions to rental property-cash basis	$23,072	$35,208

Leasing Activity

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2020	83	387	$32.85	$63.66	7.17	$23.97
9/30/2019	106	520	$34.02	$42.35	8.41	$28.98

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2020	177	889	$27.32	$0.90	3.85	$27.09
9/30/2019	239	1,147	$34.02	$0.55	3.81	$33.88

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2020	260	1,275	$29.00	$19.93	4.86	$24.90
9/30/2019	345	1,667	$34.02	$13.59	5.24	$31.43
(1)Represents change in rent (base rent and common area maintenance (“CAM”)) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.
(2)Includes other landlord costs.
(3)Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Leasing Activity(1)

	TTM ended	TTM ended
All Lease Terms	9/30/2020	9/30/2019
Re-tenanted Space:
Number of leases	83	106
Gross leasable area	386,721	520,342
New initial rent per square foot	$29.80	$31.09
Prior expiring rent per square foot	$34.39	$33.06
Percent decrease	(13.4)%	(5.9)%

New straight-line rent per square foot	$32.85	$34.02
Prior straight-line rent per square foot	$33.40	$32.71
Percent increase (decrease)	(1.6)%	4.0%

Renewed Space:
Number of leases	177	239
Gross leasable area	888,507	1,146,943
New initial rent per square foot	$26.62	$32.92
Prior expiring rent per square foot	$29.61	$32.97
Percent decrease	(10.1)%	(0.1)%

New straight-line rent per square foot	$27.32	$34.02
Prior straight-line rent per square foot	$29.90	$33.40
Percent increase (decrease)	(8.6)%	1.9%

Total Re-tenanted and Renewed Space:
Number of leases	260	345
Gross leasable area	1,275,228	1,667,285
New initial rent per square foot	$27.59	$32.35
Prior expiring rent per square foot	$31.06	$33.00
Percent decrease	(11.2)%	(2.0)%

New straight-line rent per square foot	$29.00	$34.02
Prior straight-line rent per square foot	$30.96	$33.18
Percent increase (decrease)	(6.3)%	2.5%
(1)For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Leasing Activity(1)

	TTM ended	TTM ended
Terms of More Than 12 Months	9/30/2020	9/30/2019
Re-tenanted Space:
Number of leases	81	105
Gross leasable area	379,223	517,592
New initial rent per square foot	$29.97	$31.11
Prior expiring rent per square foot	$34.30	$32.98
Percent decrease	(12.6)%	(5.7)%

New straight-line rent per square foot	$33.08	$34.05
Prior straight-line rent per square foot	$33.34	$32.63
Percent increase (decrease)	(0.8)%	4.4%

Renewed Space:
Number of leases	135	209
Gross leasable area	734,583	1,007,057
New initial rent per square foot	$27.34	$34.48
Prior expiring rent per square foot	$29.18	$34.04
Percent increase (decrease)	(6.3)%	1.3%

New straight-line rent per square foot	$28.20	$35.73
Prior straight-line rent per square foot	$29.73	$34.54
Percent increase (decrease)	(5.1)%	3.4%

Total Re-tenanted and Renewed Space:
Number of leases	216	314
Gross leasable area	1,113,806	1,524,649
New initial rent per square foot	$28.23	$33.33
Prior expiring rent per square foot	$30.92	$33.68
Percent decrease	(8.7)%	(1.0)%

New straight-line rent per square foot	$29.86	$35.16
Prior straight-line rent per square foot	$30.95	$33.89
Percent increase (decrease)	(3.5)%	3.7%
(1)For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Consolidated Balance Sheets (dollars in thousands)

	September 30,	December 31,
	2020	2019
Assets
Rental property:
Land	$266,014	$266,537
Buildings, improvements and fixtures	2,545,111	2,630,357
	2,811,125	2,896,894
Accumulated depreciation	(1,034,670)	(1,009,951)
Total rental property, net	1,776,455	1,886,943
Cash and cash equivalents	19,793	16,672
Investments in unconsolidated joint ventures	92,537	94,691
Deferred lease costs and other intangibles, net	88,183	96,712
Operating lease right-of-use assets	83,210	86,575
Prepaids and other assets	125,297	103,618
Total assets	$2,185,475	$2,285,211

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,140,080	$1,138,603
Unsecured term loan, net	347,213	347,367
Mortgages payable, net	80,924	83,803
Unsecured lines of credit, net	—	—
Total debt	1,568,217	1,569,773
Accounts payable and accrued expenses	85,712	79,562
Operating lease liabilities (1)	90,566	91,237
Other liabilities	91,495	88,530
Total liabilities	1,835,990	1,829,102
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 93,453,271 and 92,892,260 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	935	929
Paid in capital	783,815	775,035
Accumulated distributions in excess of net income	(420,367)	(317,263)
Accumulated other comprehensive loss	(32,347)	(25,495)
Equity attributable to Tanger Factory Outlet Centers, Inc.	332,036	433,206
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	17,449	22,903
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	349,485	456,109
Total liabilities and equity	$2,185,475	$2,285,211

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Rental revenues	$100,251	$115,050	$271,082	$347,389
Management, leasing and other services	1,194	1,356	3,362	3,943
Other revenues	1,768	2,588	4,392	6,524
Total revenues	103,213	118,994	278,836	357,856
Expenses:
Property operating	35,206	39,149	101,991	118,252
General and administrative	11,181	12,292	35,331	40,910
Impairment charge	—	—	45,675	—
Depreciation and amortization	29,903	30,103	87,966	93,009
Total expenses	76,290	81,544	270,963	252,171
Other income (expense):
Interest expense	(15,647)	(15,197)	(47,786)	(46,638)
Gain on sale of assets	2,324	—	2,324	43,422
Other income (expense)	161	227	789	(2,966)
Total other income (expense)	(13,162)	(14,970)	(44,673)	(6,182)
Income (loss) before equity in earnings of unconsolidated joint ventures	13,761	22,480	(36,800)	99,503
Equity in earnings (losses) of unconsolidated joint ventures	(42)	2,329	(1,490)	5,604
Net income (loss)	13,719	24,809	(38,290)	105,107
Noncontrolling interests in Operating Partnership	(690)	(1,263)	1,939	(5,308)
Noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	13,029	23,546	(36,541)	99,604
Allocation of earnings to participating securities	(146)	(305)	(692)	(1,030)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$12,883	$23,241	$(37,233)	$98,574

Basic earnings per common share:
Net income (loss)	$0.14	$0.25	$(0.40)	$1.06

Diluted earnings per common share:
Net income (loss)	$0.14	$0.25	$(0.40)	$1.06

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in rental revenues:

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Rental revenues:
Base rentals	$70,908	$76,776	$195,885	$231,924
Percentage rentals	1,095	3,413	3,245	6,996
Tenant expense reimbursements	29,312	33,214	83,416	101,741
Lease termination fees	6,323	127	8,000	1,526
Market rent adjustments	(2,057)	(221)	(2,282)	(771)
Straight-line rent adjustments	(1,740)	2,052	(2,417)	6,938
Uncollectible tenant revenues	(3,590)	(311)	(14,765)	(965)
Rental revenues	$100,251	$115,050	$271,082	$347,389

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Rental Revenues Collection Status (in thousands)

	3Q20		2Q20
	Rents Billed (1)	% of Billed	Rents Billed (1)	% of Billed
Collection Status (as of October 31, 2020)
Paid	$84,329	89%	$41,963	43%
Expected	3,056	3%	4,044	4%
Payment received or expected	$87,385	92%	$46,007	47%

Deferred	618	1%	25,327	26%
Under negotiation	1,589	2%	2,739	3%
Deferred or under negotiation	$2,207	3%	$28,066	29%

Net rents recognized before reserves & straight-line adjustments	$89,592	95%	$74,073	76%

One-time rent concessions in exchange for landlord-favorable amendments to lease structure	1,544	2%	13,176	13%
Bankruptcy related, primarily pre-petition rents	2,258	2%	8,719	9%
At risk due to tenant financial weakness	1,407	1%	1,540	2%
Do not expect to collect (written off)	$5,209	5%	$23,435	24%

Total rents billed	$94,801	100%	$97,508	100%
(1) Excludes variable revenue which is derived from tenant sales and lease termination fees.

	Written Off	Reserved	Total Impact
Rental Revenue Impact - 3Q 2020
Base rentals	$606	$1,506	$2,112
Tenant reimbursements	261	645	906
Uncollectible tenant rents	3,584	—	3,584

Total before straight-line rent adjustments	$4,451	$2,151	$6,602

Straight-line rent adjustments	2,377	—	2,377

Total rental revenues impact	$6,828	$2,151	$8,979

Rental Revenue Impact - Combined 2Q & 3Q
Base rentals	$10,303	$8,266	$18,569
Tenant reimbursements	4,416	3,542	7,958
Uncollectible tenant rents	13,925	—	13,925

Total before straight-line rent adjustments	$28,644	$11,808	$40,452

Percentage of total rents billed	15%	6%	21%
Percentage of deferred or under negotiation		39%

Straight-line rent adjustments	6,103	—	6,103

Total rental revenues impact	$34,747	$11,808	$46,555

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Unconsolidated Joint Venture Information

The following table details certain information as of September 30, 2020, except for Net Operating Income (“NOI”) which is for the nine months ended September 30, 2020, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,676	$39.6	$4.1	$49.8
Columbus	Columbus, OH	50.0%	355,245	39.4	3.2	42.5
Galveston/Houston	Texas City, TX	50.0%	352,705	21.0	2.2	40.0
National Harbor	National Harbor, MD	50.0%	341,156	39.2	2.8	47.2
RioCan Canada (2)	Various	50.0%	764,518	92.0	3.3	—
Total			2,212,300	$231.2	$15.6	$179.5
(1)Net of debt origination costs and premiums.
(2)Includes a 307,895 square foot outlet center in Cookstown, Ontario; a 357,218 square foot outlet center in Ottawa, Ontario; and a 99,405 square foot outlet center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Debt Outstanding Summary
As of September 30, 2020
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$—	$—	LIBOR(4) + 1.0%	1.3%	10/28/2022	2.1
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	3.2
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	4.2
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	5.9
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	6.8
Unsecured term loan	350,000	350,000	LIBOR(4) + 1.0%	2.6%	4/22/2024	3.6
Net debt discounts and debt origination costs	(12,707)	(12,707)
Total net unsecured debt	1,487,293	1,487,293		3.5%		4.8
Secured mortgage debt:
Atlantic City, NJ	28,253	28,253	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	4.6
Southaven, MS	51,400	51,400	LIBOR + 1.80%	3.8%	4/29/2023	2.6
Debt premium and debt origination costs	1,271	1,271
Total net secured mortgage debt	80,924	80,924		4.2%		3.3
Total consolidated debt	1,568,217	1,568,217		3.6%		4.7
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	7.8
Columbus	85,000	42,500	LIBOR + 1.65%	1.8%	11/28/2021	1.2
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	1.8%	7/1/2022	1.8
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	9.3
Debt origination costs	(1,060)	(530)
Total unconsolidated JV net debt	358,940	179,470		3.2%		5.3
Total	$1,927,157	$1,747,687		3.5%		4.8
(1)The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 20 for additional details.
(2)Includes applicable extensions available at our option.
(3)The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for the portions of the lines of credit and bank term loan that are not fixed with an interest rate swap.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Summary of Our Share of Fixed and Variable Rate Debt
As of September 30, 2020
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	99%	$1,556,871	3.6%	4.7
Variable	1%	11,346	1.9%	2.6
	100%	1,568,217	3.6%	4.7
Unconsolidated Joint ventures:
Fixed	54%	$97,037	4.4%	8.5
Variable	46%	82,433	1.8%	1.5
	100%	179,470	3.2%	5.3
Total:
Fixed	95%	$1,653,908	3.7%	5.2
Variable	5%	93,779	1.8%	1.5
Total share of debt	100%	$1,747,687	3.5%	4.8
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $390.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
April 13, 2016	January 1, 2021	$175,000	1	month LIBOR	1.03%
March 1, 2018	January 31, 2021	40,000	1	month LIBOR	2.47%
August 14, 2018	January 1, 2021	150,000	1	month LIBOR	2.20%
July 1, 2019	February 1, 2024	25,000	1	month LIBOR	1.75%
Total		$390,000

Forward starting interest rate swap agreements:
January 1, 2021	February 1, 2024	$150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	$100,000	1	month LIBOR	0.22%

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Future Scheduled Principal Payments (dollars in thousands)(1)
As of September 30, 2020

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2020	$910	$—	$910
2021	5,793	42,500	48,293
2022	4,436	40,000	44,436
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030 & thereafter	—	41,538	41,538
	$1,579,653	$180,000	$1,759,653
Net debt discounts and debt origination costs	(11,436)	(530)	(11,966)
	$1,568,217	$179,470	$1,747,687
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of September 30, 2020

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	47%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	203%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	3.9	Yes
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of September 30, 2020

	Required	Actual	Compliance
Total Liabilities to Total Adjusted Asset Value	<60%	45%	Yes
Secured Indebtedness to Adjusted Unencumbered Asset Value	<35%	6%	Yes
EBITDA to Fixed Charges	>1.5	3.4	Yes
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	<60%	41%	Yes
Unencumbered Interest Coverage Ratio	>1.5	3.9	Yes
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings (in thousands, except per share data)

	September 30,		December 31,
	2020		2019
Enterprise Value:
Market value:
Common shares outstanding	93,453		92,892
Exchangeable operating partnership units	4,911		4,911
Total shares	98,364		97,803
Common share price	$6.03		$14.73
Total market value (1)	$593,138		$1,440,645

Debt:
Senior, unsecured notes	$1,150,000		$1,150,000
Unsecured term loans	350,000		350,000
Mortgages payable	79,653		82,309
Unsecured lines of credit	—		—
Total principal debt	1,579,653		1,582,309
Less: Net debt discounts	(2,976)		(3,334)
Less: Debt origination costs	(8,460)		(9,202)
Total debt	1,568,217		1,569,773
Total enterprise value	$2,161,355		$3,010,418

Net Debt:
Total debt	$1,568,217		$1,569,773
Less: Cash and cash equivalents	(19,793)		(16,672)
Net debt	$1,548,424		$1,553,101

Liquidity:
Cash and cash equivalents	$19,793		$16,672
Unused capacity under unsecured lines of credit (2)	600,000		599,830
Total liquidity	$619,793		$616,502

Ratios (3):
Net debt to Adjusted EBITDA (4)	7.2	x	5.5	x
Interest coverage (Adjusted EBITDA / interest expense) (4)	3.4	x	4.5	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Unused capacity under the Company’s $600.0 million unsecured lines of credit is reduced by $170,000 at December 31, 2019 related to outstanding letters of credit (none at September 30, 2020).
(3)Ratios are presented for the trailing twelve-month period.
(4)Adjusted EBITDA is a non-GAAP measure. Refer to page 28 for a reconciliation of net income to Adjusted EBITDA.

Credit Ratings and Outlook:
Moody’s Investors Services	Baa2	Negative
Standard & Poor’s Ratings Services	BBB	Negative

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

NON-GAAP SUPPLEMENTAL MEASURES

Beginning with the three months ended March 31, 2020, we have elected to supplement our disclosure with three additional non-GAAP measures, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (each as defined below), that are commonly provided in the REIT industry. See “Adjusted EBITDA, EBITDAre and Adjusted EBITDAre” below for more information. We also now refer to Adjusted Funds from Operations (“AFFO”) as Core Funds From Operations (“Core FFO”), but there has been no change to the definition of this measure.

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, joint venture properties and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to executive officer retirement, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to executive officer retirement and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Reconciliation of Net Income (loss) to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	28,676	29,451	85,534	91,149
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,003	3,058	9,038	9,453
Impairment charge - consolidated	—	—	45,675	—
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Foreign currency loss from sale of joint venture property	—	—	—	3,641
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
FFO	43,074	57,318	102,724	165,928
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Allocation of earnings to participating securities	(461)	(481)	(1,153)	(1,502)
FFO available to common shareholders (1)	$42,613	$56,837	$101,381	$164,231
As further adjusted for:
Compensation related to executive officer retirement (2)	—	—	—	4,371
Impact of above adjustment to the allocation of earnings to participating securities	—	—	—	(35)
Core FFO available to common shareholders (1)	$42,613	$56,837	$101,381	$168,567
FFO available to common shareholders per share - diluted (1)	$0.44	$0.58	$1.04	$1.68
Core FFO available to common shareholders per share - diluted (1)	$0.44	$0.58	$1.04	$1.72

Weighted Average Shares:
Basic weighted average common shares	92,649	92,514	92,596	92,999
Diluted weighted average common shares (for earnings per share computations)	92,649	92,514	92,596	92,999
Exchangeable operating partnership units	4,911	4,960	4,911	4,960
Diluted weighted average common shares (for FFO per share computations) (1)	97,560	97,474	97,507	97,959
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(2)Represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
FFO available to common shareholders	$42,613	$56,837	$101,381	$164,231
Adjusted for:
Corporate depreciation excluded above	1,227	652	2,432	1,860
Amortization of finance costs	996	749	2,586	2,246
Amortization of net debt discount	122	113	359	333
Amortization of equity-based compensation	2,347	3,571	9,566	14,371
Straight-line rent adjustments	1,741	(2,518)	2,418	(7,404)
Market rent adjustments	2,149	314	2,560	1,067
Second generation tenant allowances and lease incentives	(2,181)	(9,121)	(13,719)	(15,171)
Capital improvements	(2,788)	(4,781)	(11,980)	(14,678)
Adjustments from unconsolidated joint ventures	(358)	(50)	(479)	(1,254)
FAD available to common shareholders (1)	$45,868	$45,766	$95,124	$145,601
Dividends per share	$—	$0.3550	$0.7125	$1.0600
FFO payout ratio	—%	61%	69%	63%
FAD payout ratio	—%	76%	73%	71%
Diluted weighted average common shares (1)	97,560	97,474	97,507	97,959
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	42	(2,329)	1,490	(5,604)
Interest expense	15,647	15,197	47,786	46,638
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
Other (income) expense	(161)	(227)	(789)	2,966
Impairment charge	—	—	45,675	—
Depreciation and amortization	29,903	30,103	87,966	93,009
Other non-property expenses	704	160	1,162	491
Corporate general and administrative expenses	11,463	12,265	35,759	41,032
Non-cash adjustments (1)	3,913	(1,729)	5,032	(5,829)
Lease termination fees	(6,323)	(127)	(8,000)	(1,526)
Portfolio NOI	66,583	78,122	175,467	232,862
Non-same center NOI (2)	65	(576)	(398)	(5,610)
Same Center NOI	$66,648	$77,546	$175,069	$227,252
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019
Terrell	August 2020

Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
	2020	2019	Change	2020	2019	Change
Same Center Revenues:
Rental revenues	$97,615	$112,070	-12.9%	$266,391	$330,275	-19.3%
Other revenues	1,939	2,884	-32.8%	4,916	6,940	-29.2%
Total same center revenues	99,554	114,954	-13.4%	271,307	337,215	-19.5%
Same Center Expenses:
Property operating	32,900	37,382	-12.0%	96,214	109,891	-12.4%
General and administrative	6	26	-76.9%	24	72	-66.7%
Total same center expenses	32,906	37,408	-12.0%	96,238	109,963	-12.5%
Same Center NOI	$66,648	$77,546	-14.1%	$175,069	$227,252	-23.0%

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted to exclude:
Interest expense	15,647	15,197	47,786	46,638
Depreciation and amortization	29,903	30,103	87,966	93,009
Impairment charge - consolidated	—	—	45,675	—
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
Compensation related to executive officer retirement	—	—	—	4,371
Adjusted EBITDA	$56,945	$70,109	$143,904	$209,344

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Net income (loss)	$13,719	$24,809	$(38,290)	$105,107
Adjusted to exclude:
Interest expense	15,647	15,197	47,786	46,638
Depreciation and amortization	29,903	30,103	87,966	93,009
Impairment charge - consolidated	—	—	45,675	—
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	(2,324)	—	(2,324)	(43,422)
Pro-rata share of interest expense - unconsolidated joint ventures	1,512	2,029	4,995	6,165
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	3,003	3,057	9,038	9,400
EBITDAre	$61,460	$75,195	$157,937	$220,538
Compensation related to executive officer retirement	—	—	—	4,371
Adjusted EBITDAre	$61,460	$75,195	$157,937	$224,909

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Non-GAAP Pro Rata Balance Sheet Information as of September 30, 2020 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$44,156
Buildings, improvements and fixtures	230,797
Construction in progress	2,400
277,353
Accumulated depreciation	(69,311)
Total rental property, net	208,042
Cash and cash equivalents	8,258
Deferred lease costs and other intangibles, net	2,567
Prepaids and other assets	12,303
Total assets	$231,170
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$179,470
Accounts payable and accruals	7,957
Total liabilities	187,427
Owners’ equity	43,743
Total liabilities and owners’ equity	$231,170
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.6 million as of September 30, 2020 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Non-GAAP Pro Rata Statement of Operations Information for the nine months ended September 30, 2020 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$27,516
Other revenues	—	219
Total revenues	—	27,735
Expense:
Property operating	—	12,012
General and administrative	—	172
Depreciation and amortization	—	9,038
Impairment charge	—	3,091
Total expenses	—	24,313
Other income (expense):
Interest expense	—	(4,995)
Other income (expenses)	(190)	83
Total other income (expense)	$(190)	$(4,912)
Net income (loss)	$(190)	$(1,490)

The table below provides details of the components included in our share of rental revenues for the nine months ended September 30, 2020 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$16,570
Percentage rentals	—	685
Tenant expense reimbursements	—	11,111
Lease termination fees	—	389
Market rent adjustments	—	(58)
Straight-line rent adjustments	—	52
Uncollectible tenant revenues	—	(1,233)
Rental revenues	$—	$27,516

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 09/30/2020